UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2009

Healthcare Trust of America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16427 N. Scottsdale Road, Suite 440, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.01 of this Current Report on Form 8-K regarding the Future Development Agreement and the Right of First Opportunity is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 15, 2009, our subsidiary HTA - Greenville, LLC ("HTA LLC"), entered into an Agreement of Sale and Purchase (as amended, the "Purchase Agreement") with Greenville Hospital System and certain of its affiliates ("GHS") for the acquisition of 16 medical office buildings in the Greenville, South Carolina area (the "GHS Portfolio"). The Purchase Agreement was amended on August 14, 2009 (the "First Amendment"), August 21, 2009 (the "Second Amendment"), August 26, 2009 (the "Third Amendment") and September 4, 2009 (the "Fourth Amendment").

On September 18, 2009, we, through HTA LLC and other subsidiaries, acquired the GHS Portfolio for a total purchase price of $162,820,000, plus closing costs. We paid 100% of the purchase price for the GHS Portfolio in cash.

The GHS Portfolio is an approximately 856,000 square foot portfolio that is currently 100% leased, with GHS occupying approximately 84% of the space. GHS has signed new triple-net lease agreements for the space it occupies with an average term of 14 years.

The Purchase Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the Securities Exchange Commission (the "SEC") on July 16, 2009. The First Amendment was filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on August 20, 2009. The Second Amendment and the Third Amendment were filed as Exhibits 10.2 and 10.3, respectively, to our Current Report on Form 8-K, filed with the SEC on August 27, 2009. The Fourth Amendment was filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on September 11, 2009.

In connection with the closing of the acquisition of the GHS Portfolio, HTA LLC and GHS entered into a Future Development Agreement (the "Future Development Agreement"). Pursuant to the Future Development Agreement, GHS may elect for HTA LLC to provide funding for development costs associated with certain potential GHS development properties and/or the acquisition of the properties upon completion of development, subject to the satisfaction of certain conditions and approvals by HTA LLC, as provided in the Future Development Agreement, including a lease back to GHS of 100% of the space. The potential development properties are listed on Exhibit A to the Future Development Agreement, and the maximum funding commitment from HTA LLC may not exceed $5,500,000 in the aggregate.

Additionally, HTA LLC and GHS entered into a Right of First Opportunity (the "Right of First Opportunity"). The Right of First Opportunity may provide HTA LLC with the opportunity to develop and/or purchase certain additional future GHS properties on the terms provided in the Future Development Agreement and the Right of First Opportunity. The potential properties are listed on Exhibit A to the Right of First Opportunity.

The foregoing summaries of the material terms of the Future Development Agreement and Right of First Opportunity are qualified in their entirety by the terms of such agreements attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 21, 2009, we distributed a press release announcing the completed acquisition of the GHS Portfolio. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

10.1 Future Development Agreement, dated September 9, 2009, by and between HTA - Greenville, LLC and Greenville Hospital System
10.2 Right of First Opportunity, dated September 9, 2009, by and between HTA - Greenville, LLC and Greenville Hospital System
99.1 Press Release dated September 21, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

September 22, 2009	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer & President

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Exhibit Index

Exhibit No.	Description

10.1	Future Development Agreement, dated September 9, 2009, by and between HTA - Greenville, LLC and Greenville Hospital System
10.2	Right of First Opportunity, dated September 9, 2009, by and between HTA - Greenville, LLC and Greenville Hospital System
99.1	Press Release, dated September 21, 2009